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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements: (1) Form S-8 No. 333-56987, pertaining to the 1997 Long-Term Equity Incentive Plan and the Employee Stock Purchase Plan, (2) Form S-8 No. 333-42838, pertaining to the 1997 Long-Term Equity Incentive Plan, (3) Form S-8 No. 333-97075, pertaining to the 1997 Long-Term Equity Incentive Plan, and (4) Form S-3 No. 333-86578, pertaining to the shelf registration of $300,000,000 of debt or equity securities of Province Healthcare Company of our report dated February 10, 2004, except for Notes 2 and 16, as to which the dates are June 30, 2004 and August 16, 2004, respectively, with respect to the consolidated financial statements of Province Healthcare Company included in this Current Report on Form 8-K for the year ended December 31, 2003.

                                                 /s/ Ernst & Young LLP

Nashville, Tennessee
September 7, 2004